EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Shares of Fortress Value Acquisition Corp. IV dated as of December 31, 2022 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the previsions of Rule13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: January 24, 2023	magnetar financial llc

	By:	Magnetar Capital Partners LP, its Sole Member

	By:	/s/ Hayley A. Stein

Name:	Hayley A. Stein
Title:	Attorney-in-fact for David J. Snyderman, Manager of Supernova
Management LLC

Date: January 24, 2023	magnetar capital partners LP

	By:	Supernova Management LLC, its General Partner

	By:	/s/ Hayley A. Stein

Name:	Hayley A. Stein
Title:	Attorney-in-fact for David J. Snyderman, Manager of Supernova
Management LLC

Date: January 24, 2023	supernova management llc

	By:	/s/ Hayley A. Stein

Name:	Hayley A. Stein
Title:	Attorney-in-fact for David J. Snyderman, Manager

Date: January 24, 2023	DAVID J. SNYDERMAN

	By:	/s/ Hayley A. Stein

Name:	Hayley A. Stein
Title:	Attorney-in-fact for David J. Snyderman